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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15 (d) of
                      The Securities Exchange Act of 1934


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       Date of Report (Date of earliest event reported): August 5, 2002

                              ATA Holdings Corp.
            (Exact name of registrant as specified in its charter)

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       Indiana                          000-21642               35-1617970
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
   of incorporation)                                      Identification Number)


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                          7337 West Washington Street
                             Indianapolis, Indiana
                                     46231
              (Address of principal executive offices) (zip code)

      Registrant's telephone number, including area code: (317) 247-4000

                                      N/A
         (Former name or former address, if changes since last report)

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ITEM 5. OTHER EVENTS

     Attached hereto, and incorporated herein by reference in its entirety, as
Exhibit 99.1 is a copy of a press release announcing the company's reorganization and the appointment of a new chief executive officer.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits.

    99.1 Press Release dated August 5, 2002.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ATA Holdings Corp.

Date: August 7, 2002                     By: /s/ Kenneth K. Wolff
                                                 ----------------

                                         Name: Kenneth K. Wolff
                                         Title: Executive Vice President & CFO



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                                 EXHIBIT INDEX

Exhibit No.       Description of the Exhibit

99.1              Press Release dated August 5, 2002


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                 ATA HOLDINGS CORP. ANNOUNCES REORGANIZATION;

                                 NAMES NEW CEO


INDIANAPOLIS, August 5, 2002 - ATA Holdings Corp. (Nasdaq: ATAH), parent company of ATA (American Trans Air, Inc.), today announced it is undergoing an organizational change to better meet the company's overall business objective. The change will reorganize the current business units from four units into five separate operating divisions: ATA Scheduled Service, ATA Charter, Chicago Express Airlines, Inc.(doing business as ATA Connection), ATA Training Corporation and Ambassadair Travel Club.

"The airline industry has never been under greater pressure, making it increasingly necessary to examine and analyze our business plan and our overall organizational plan," said George Mikelsons, ATA Holdings Corp. Chairman and founder. "We will continue to aggressively pursue opportunities leading to greater profitability, despite the significant pressure on scheduled service unit revenues that we currently face."

"It is imperative, however, that we continue to re-evaluate the needs of the company, while carefully streamlining and monitoring all expenses to keep them in line with current expectations," he added.

Three of the business units, Chicago Express Airlines, Inc., Ambassadair Travel Club and ATA Training Corporation, presently operate as separate business units. Their organizational configuration and leadership will remain largely unaffected. Changes will be made in the Scheduled Service and Charter units.

"It has long been recognized that the efficiencies desired in scheduled service are difficult to achieve with a large component of charter and military charter in its mix," said Mikelsons. "ATA Holdings Corp. feels these changes are necessary to facilitate and drive greater efficiencies in the business models of both scheduled service and charter."

ATA is the largest charter carrier in North America and the largest charter carrier of U.S. military personnel. In 2002, charter and military charter revenues are expected to be approximately $300 million. Mikelsons reiterated ATA`s commitment to expanding this segment of its business operations. With the change, ATA Charter will be redefined as a separate and distinct operating unit of ATA Holdings Corp. The company expects to announce more details about the reorganization and the heads of the operating divisions in the near future.

"The path to profitability is to incorporate a separate path for both of these business units," Mikelsons added. "ATA scheduled service has grown significantly from its charter heritage. This phenomenal growth has made it necessary to separate our scheduled and charter services."

As a result of this reorganization, Mikelsons will resume the role of president and chief executive officer. John P. Tague has resigned to pursue other opportunities. This change will take effect today.

"I thank John Tague for his major contributions to ATA, which included establishing the ATA brand and modernizing the airline, enabling it to contend in an increasingly competitive environment," said Mikelsons. "John's dedication, commitment and winning spirit will be greatly missed. We wish him well."

ATA is the nation's 10th largest passenger carrier, based on revenue passenger miles. Now in its 29th year of operation, ATA operates significant scheduled service from Chicago-


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Midway and Indianapolis to over 40 business and vacation destinations. Stock of the Company's parent company, ATA Holdings Corp. (formerly known as Amtran, Inc.), is traded on the Nasdaq stock market under the symbol "ATAH." For more information about the Company, visit the website at www.ata.com.

Caution Concerning Forward-Looking Statements: This communication contains certain "forward-looking statements". These statements are based on ATA Holdings Corp. management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about the merger. The following factors, among others, could cause actual results to differ materially from those described herein: failure of the requisite number of ATA Holdings Corp. shareholders to approve the merger; the inability to obtain financing to pay merger consideration; the costs related to the merger; litigation challenging the merger; and other economic, business, competitive and/or regulatory factors affecting ATA Holding Corp. businesses generally. More detailed information about those factors is set forth in filings made by ATA Holdings Corp. with the SEC. Except to the extent required under the federal securities laws, ATA Holdings Corp. is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.